Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 29, 2024, with respect to the consolidated financial statements of Six Flags Entertainment Corporation, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Dallas, Texas

September 16, 2024